Exhibit 99.5

LETTER TO CLIENTS

Offer by

ESC ACQUISITION SUB, INC.

to Exchange

for

Each Outstanding Share of Common Stock

of

EXACT SCIENCES CORPORATION

$1.50 in Shares of Common Stock

(with a floating exchange ratio that is within a

collar and a fixed exchange ratio outside the

collar as described below)

of

SEQUENOM, INC.

THE EXCHANGE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK TIME, ON MARCH 24, 2009, UNLESS THE EXCHANGE OFFER IS EXTENDED. SHARES OF EXACT SCIENCES COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

January 27, 2009

To Our Clients:

Enclosed for your consideration are the prospectus/offer to exchange, dated January 27, 2009 (the “Prospectus”) of Sequenom, Inc., a Delaware corporation (“Sequenom”), and the related Letter of Transmittal (which, together, as amended, supplemented or otherwise modified from time to time, constitute the “Exchange Offer”) in connection with the exchange offer by ESC Acquisition Sub, Inc., a Delaware corporation (“Acquisition Sub”) and a direct wholly owned subsidiary of Sequenom, to exchange for each outstanding share of common stock, par value $0.01 per share (the “EXACT Sciences Common Stock”), of EXACT Sciences Corporation, a Delaware corporation (“EXACT Sciences”), $1.50 in shares of common stock, par value $0.001, of Sequenom (the “Sequenom Common Stock”) pursuant to an exchange ratio described below and upon the terms and subject to the conditions of the Exchange Offer. The exchange ratio is a fraction, rounded to the fourth decimal point, equal to the quotient of $1.50, divided by the Sequenom Common Stock price described below, except that if the Sequenom Common Stock price is more than $28.06 or less than $20.74, the exchange ratio is fixed as described below. The Sequenom Common Stock price used to determine the exchange ratio will be equal to the average of the closing sales price for a share of Sequenom Common Stock on The NASDAQ Global Market during the 10-day trading period ending one day before the Expiration Date (as defined below) of the Exchange Offer (the “Closing Sales Price”), provided that if the Closing Sales Price is more than $28.06 per share, then the exchange ratio will be fixed at 0.0535 of a share of Sequenom Common Stock for each share of

EXACT Sciences Common Stock and if the Closing Sales Price is less than $20.74 per share, then the exchange ratio will be fixed at 0.0723 of a share of Sequenom Common Stock for each share of EXACT Sciences Common Stock.

We (or our nominees) are the holder of record of shares of EXACT Sciences Common Stock held by us for your account. A tender of such shares of EXACT Sciences Common Stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of EXACT Sciences Common Stock held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all of the shares of EXACT Sciences Common Stock held by us for your account pursuant to the terms and conditions set forth in the Exchange Offer.

Your attention is directed to the following:

1.	The consideration for each share of EXACT Sciences Common Stock is $1.50 in Sequenom Common Stock pursuant to an exchange ratio described below and upon the terms and subject to the conditions of the Exchange Offer. The exchange ratio is a fraction, rounded to the fourth decimal point, equal to the quotient of $1.50, divided by the Sequenom common stock price described below, except that if the Sequenom common stock price is more than $28.06 or less than $20.74, the exchange ratio is fixed as described below. The Sequenom Common Stock price used to determine the exchange ratio will be equal to the Closing Sales Price, provided that if the Closing Sales Price is more than $28.06 per share, then the exchange ratio will be fixed at 0.0535 of a share of Sequenom Common Stock for each share of EXACT Sciences Common Stock and if the Closing Sales Price is less than $20.74 per share, then the exchange ratio will be fixed at 0.0723 of a share of Sequenom Common Stock for each share of EXACT Sciences Common Stock. The Closing Sales Price will be equal to the average of the closing sales price for a share of Sequenom Common Stock on The NASDAQ Global Market during the 10-day trading period ending one day before the Expiration Date (as defined below).

2.	The Exchange Offer is being made for all outstanding shares of EXACT Sciences Common Stock.

3.	The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York time, on March 24, 2009, unless the Exchange Offer is extended (as extended, the “Expiration Date”) .

4.	The Exchange Offer is conditioned upon, among other things, there having been validly tendered, and not withdrawn prior to the Expiration Date, a number of shares of EXACT Sciences Common Stock that shall constitute at least 75% of the outstanding shares of EXACT Sciences Common Stock. Other conditions to the Exchange Offer are described in the Prospectus. See the section of the Prospectus captioned “The Exchange Offer—Conditions of the Exchange Offer.”

5.	A holder of shares of EXACT Sciences Common Stock who fails to complete and sign the Substitute Form W-9 (or obtain and complete a Form W-8, in the case of a foreign stockholder) may be subject to a required federal backup withholding tax on any payment to the stockholder pursuant to the Exchange Offer.

6.	Exchange of shares of EXACT Sciences Common Stock will be made only after timely receipt by BNY Mellon Shareholder Services (the “Exchange Agent”) of (1) certificates for such shares of EXACT Sciences Common Stock or a confirmation of a book-entry transfer of such shares of EXACT Sciences Common Stock into the Exchange Agent’s account at the Depository Trust Company, (2) a properly completed and duly executed Letter of Transmittal, or an agent’s message (as defined in the Prospectus) in connection with a book-entry transfer, and (3) any other required documents. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for the EXACT Sciences Common Stock or book-entry confirmations with respect to the shares of EXACT Sciences Common Stock and all other required documents are actually received by the Exchange Agent. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE SHARES OF SEQUENOM COMMON STOCK OR ANY CASH PAID IN LIEU OF FRACTIONAL SHARES THAT ACQUISITION SUB PAYS TO YOU IN THE EXCHANGE FOR YOUR EXACT SCIENCES SHARES, REGARDLESS OF ANY EXTENSION OF THE EXCHANGE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

7.	Any stock transfer taxes applicable to the transfer of the shares of EXACT Sciences Common Stock to Acquisition Sub pursuant to the Exchange Offer will be paid by Sequenom, except as otherwise provided in the Prospectus and the related Letter of Transmittal.

The Exchange Offer is being made only by the Prospectus and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of shares of EXACT Sciences Common Stock. Acquisition Sub is not aware of any state where the making of the Exchange Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Acquisition Sub becomes aware of any valid state statute prohibiting the making of the Exchange Offer or the acceptance of the shares of EXACT Sciences Common Stock pursuant thereto, Acquisition Sub will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Exchange Offer. If, after such good faith effort, Acquisition Sub cannot comply with such state statute, the Exchange Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of shares of EXACT Sciences Common Stock in such state. In any jurisdiction where the securities, “blue sky” or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

If you wish to tender your shares of EXACT Sciences Common Stock, but your certificates representing such shares of EXACT Sciences Common Stock are not immediately available or you cannot deliver such certificates and all other required documents to the Exchange Agent prior to the Expiration Date or you cannot comply with the procedure for book-entry transfer on a timely basis, you may tender your shares of EXACT Sciences Common Stock by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth herein and in “The Exchange Offer—Guaranteed Delivery” in the Prospectus.

If you wish to have us tender any or all of the shares of EXACT Sciences Common Stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your shares of EXACT Sciences Common Stock, all such shares of EXACT Sciences Common Stock will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS WITH RESPECT TO THE

Offer by

ESC ACQUISITION SUB, INC.

to Exchange

for

Each Outstanding Share of Common Stock

of

EXACT SCIENCES CORPORATION

$1.50 in Shares of Common Stock

(with a floating exchange ratio that is within a

collar and a fixed exchange ratio outside the

collar as described below)

of

SEQUENOM, INC.

The undersigned acknowledge(s) receipt of your letter, the enclosed prospectus/offer to exchange, dated January 27, 2009 (the “Prospectus”), and the related Letter of Transmittal (which, together, as amended, supplemented or modified from time to time, constitute the “Exchange Offer”) in connection with the offer by ESC Acquisition Sub, Inc., a Delaware corporation (“Acquisition Sub”) and a direct wholly owned subsidiary of Sequenom, Inc., a Delaware Corporation (“Sequenom”), to exchange for each outstanding share of common stock, par value $0.01 per share (“EXACT Sciences Common Stock”), of EXACT Sciences Corporation, a Delaware corporation (“EXACT Sciences”), $1.50 in shares of common stock, par value $0.001, of Sequenom (the “Sequenom Common Stock”) pursuant to an exchange ratio described below and upon the terms and subject to the conditions of the Exchange Offer. The exchange ratio is a fraction, rounded to the fourth decimal point, equal to the quotient of $1.50, divided by the Sequenom Common Stock price described below, except that if the Sequenom common stock price is more than $28.06 or less than $20.74, the exchange ratio is fixed as described below. The Sequenom Common Stock price used to determine the exchange ratio will be equal to the average of the closing sales price for a share of Sequenom Common Stock on The NASDAQ Global Market during the 10-day trading period ending one day before the expiration date (the “Closing Sales Price”), provided that if the Closing Sales Price is more than $28.06 per share, then the exchange ratio will be fixed at 0.0535 of a share of Sequenom Common Stock for each share of EXACT Sciences Common Stock and if the Closing Sales Price is less than $20.74 per share, then the exchange ratio will be fixed at 0.0723 of a share of Sequenom Common Stock for each share of EXACT Sciences Common Stock.

This will instruct you to tender to Acquisition Sub the number of shares of EXACT Sciences Common Stock indicated below (or if no number is indicated below, all shares of EXACT Sciences Common Stock which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Exchange Offer.

Number of shares of EXACT Sciences Common Stock to be Tendered:*

Account No.:

Signature(s):

(Sign Here)

Dated:

Print Name(s):

Address(es):

Area Code and Telephone Number:

Tax Identification or Social Security Number:

*	Unless otherwise indicated, it will be assumed that you instruct us to tender all shares of EXACT Sciences Common Stock held by us for your account.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, ACQUISITION SUB OR SEQUENOM.